Exhibit 99.1

Press Release

For immediate release

Company contact: Jennifer Martin, Vice President-Investor Relations, 303-312-8155

Bill Barrett Corporation Announces Upcoming Investor Events

DENVER – January 3, 2012 – Bill Barrett Corporation (the “Company”) (NYSE: BBG) announced today that management plans to participate in upcoming investor events. The Company will post an updated investor presentation on the homepage of the Company’s website at www.billbarrettcorp.com for each event below:

Investor Conferences

Chief Operating Officer Scot Woodall will present at the Pritchard Capital – Energize 2012 Conference on January 5, 2012 at 2:35 p.m. Pacific time. The event will be webcast, accessible from our home page at www.billbarrettcorp.com. The presentation for this event will be posted at 5:00 p.m. Mountain time on Wednesday, January 4, 2012.

Chairman, Chief Executive Officer and President Fred Barrett will participate in a panel discussion at the Goldman Sachs Global Energy 2012 Conference on January 11, 2012 at 3:30 p.m. Eastern time. The event will not be webcast. The presentation for this event will be posted at 5:00 p.m. Mountain time on Monday, January 9, 2012.

ABOUT BILL BARRETT CORPORATION

Bill Barrett Corporation (NYSE: BBG), headquartered in Denver, Colorado, explores for and develops natural gas and oil in the Rocky Mountain region of the United States. Additional information about the Company may be found on its website www.billbarrettcorp.com.